EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report which is contained in this Prospectus dated December 14, 1999, relating to the financial statements and schedule of Forecross Corporation which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                /s/  BDO  Seidman,  LLP

                                                BDO  SEIDMAN,  LLP

San  Francisco,  California

September  28,  2000


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